INTERNATIONAL ASSETS REPORTS $6.2 MILLION DEBT TO EQUITY CONVERSION

New York - September 23, 2008 - International Assets Holding Corporation (the "Company"; NASDAQGM: IAAC) today announced that , effective September 19, 2008, one of the holders of the Company's senior subordinated convertible notes ("the Notes") converted an amount of $6,261,000 into 245,819 shares of the Company's common stock at the conversion price of $25.47. The conversion amount comprises a principal amount of $6,156,819 and accrued interest of $104,181. The Company's stockholders' equity thus increases by $6,261,000 and its convertible debt decreases by $6,156,819. The Company's annual interest expense will decrease by approximately $469,000. The remaining principal balance of the Notes outstanding is $18,843,181. At the current conversion price of $25.47 these would convert into approximately 740,000 shares of the Company's common stock.

The Notes are convertible at any time at the option of the holders. They are due in September 2011 and bear interest at the rate of 7.625% per annum, payable quarterly in arrears. The conversion price, currently $25.47, is subject to dilution provisions set forth in the agreements for the Notes. The Company may, at its option, redeem the Notes for cash on March 11, 2010 at 110% of the conversion amount. If at any time the dollar-volume weighted average price of the common stock of the Company exceeds, for any twenty out of thirty consecutive trading days, 150% of the conversion price of the notes (i.e. $38.21 at the current conversion price), the Company will have the right to require the holders of the Notes to convert all or any portion of the Notes into shares of common stock.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the senior subordinated convertible notes or any shares of common stock of the Company that may be issued upon the conversion thereof, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About International Assets Holding Corporation (NasdaqGM: 'IAAC')

International Assets Holding Corporation and its subsidiaries (the "Company") form a financial services group focused on select international securities, foreign exchange and commodities markets. We commit our capital and expertise to market-making and trading of international financial instruments, currencies and commodities. The Company's activities are currently divided into five functional areas - international equities market-making, international debt capital markets, foreign exchange trading, commodities trading and asset management. Additional information regarding the Company is available on the Company's website at www.intlassets.com.

Forward-Looking Statements

Certain statements in this document may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including adverse changes in economic, political and market conditions, losses from the Company's market-making and trading activities arising from counterparty failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

For more information, contact:

Scott Branch, President
International Assets Holding Corporation
New York, NY 10017
Scott Branch, Phone (888) 345-4685 x 335